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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
   SureCare, Inc.


We hereby consent to the incorporation by reference in this Form SB-2 Pre-effective Amendment No. 1 to Registration Statement (Registration No. 333-91320) of our report dated March 25, 2002 relating to the consolidated financial statements of SureCare, Inc. (formerly Mediquik Services, Inc.) for the year ended December 31, 2001 appearing in the Company's Annual Report on Form 10-KSB filed April 10, 2002.


July 25, 2002

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas